Exhibit 99.1

PROG Holdings Reports Third Quarter 2024 Results
•Consolidated revenues of $606.1 million; Net earnings of $84.0 million
•Adjusted EBITDA of $63.5 million
•Diluted EPS of $1.94; Non-GAAP Diluted EPS of $0.77
•Progressive Leasing GMV of $456.7 million, 11.6% growth year-over-year
•Raises full year consolidated revenue and earnings outlook

SALT LAKE CITY, October 23, 2024 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the third quarter ended September 30, 2024.
"We are pleased to report another strong quarter, highlighted by 11.6% GMV growth and a return to revenue growth in our Progressive Leasing segment" said PROG Holdings President and CEO Steve Michaels. This momentum is driven by the effectiveness of our three-pillared strategy to grow, enhance, and expand, along with the strong execution by our teams and the benefits from the credit supply above us tightening. Our focus on enhancing both customer and retailer experiences has helped deliver top-line momentum and grow our balance of share with existing retail partners. We have several initiatives planned for the fourth quarter and beyond, aimed at driving additional improvements across key performance metrics such as application volume, customer conversion, active doors, and productivity per door, positioning us well for success moving forward. With disciplined spending and portfolio management, along with progress in our growth initiatives, we remain confident in our expectation to deliver long-term value for our shareholders," concluded Michaels.
Consolidated Results
Consolidated revenues for the third quarter of 2024 were $606.1 million, an increase of 4.0% from the same period in 2023.

Consolidated net earnings for the quarter were $84.0 million, compared with $35.0 million in the prior year period. The increase in net earnings was primarily driven by recognizing a $53.6 million non-cash, net tax benefit relating to the reversal of an uncertain tax position and accrued interest relating to this position. Adjusted EBITDA for the quarter was $63.5 million, or 10.5% of revenues, compared with $71.7 million, or 12.3% of revenues for the same period in 2023. The year-over-year decline in adjusted EBITDA was driven primarily by a decline in gross margin due to a higher number of customers choosing to exercise their 90 day purchase options in Q3 2024.
Diluted earnings per share for the third quarter of 2024 were $1.94, compared with $0.76 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.77 in the third quarter of 2024, compared with $0.90 for the same period in 2023. The Company's weighted average shares outstanding assuming dilution in the third quarter was 6.4% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's third quarter GMV of $456.7 million was up 11.6% compared to the same period in 2023. The provision for lease merchandise write-offs for the quarter was 7.7%, within the Company's 6%-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the third quarter of 2024 with cash of $221.7 million and gross debt of $600 million. The Company repurchased $37.0 million of its stock in the quarter at an average price of $45.69 per share, leaving $401.8 million of repurchase authorization under its $500 million share repurchase program. Additionally, the Company paid a cash dividend of $0.12 per share.

2024 Outlook
PROG Holdings is updating its full year 2024 outlook for revenue and earnings as well as providing its outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS and non-GAAP diluted EPS for the fourth quarter of 2024. This outlook assumes a continuation of the benefits from tightened credit above us, a difficult operating environment with soft demand for leasable consumer goods, no material changes in the Company's decisioning posture, no material increase in the unemployment rate for our consumer base, an effective tax rate for non-GAAP EPS of approximately 28%, and no impact from additional share repurchases.

	Revised 2024 Outlook		Previous 2024 Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,440,000	$2,460,000	$2,400,000	$2,450,000
PROG Holdings - Net Earnings	165,500	170,500	110,500	116,000
PROG Holdings - Adjusted EBITDA	270,000	275,000	265,000	275,000
PROG Holdings - Diluted EPS	3.82	3.92	2.52	2.68
PROG Holdings - Diluted Non-GAAP EPS	3.30	3.40	3.25	3.40

Progressive Leasing - Total Revenues	2,350,000	2,360,000	2,325,000	2,355,000
Progressive Leasing - Earnings Before Taxes	180,500	181,500	178,000	182,000
Progressive Leasing - Adjusted EBITDA	277,000	280,000	273,500	278,500

Vive - Total Revenues	60,000	65,000	55,000	65,000
Vive - Earnings Before Taxes	(500)	500	1,500	3,000
Vive - Adjusted EBITDA	1,000	2,000	3,000	5,000

Other - Total Revenues	30,000	35,000	20,000	30,000
Other - Loss Before Taxes	(17,500)	(16,500)	(20,000)	(18,000)
Other - Adjusted EBITDA	(8,000)	(7,000)	(11,500)	(8,500)

	Three Months Ended December 31, 2024
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$599,824	$619,824
PROG Holdings - Net Earnings	25,798	30,798
PROG Holdings - Adjusted EBITDA	61,654	66,654
PROG Holdings - Diluted EPS	0.62	0.73
PROG Holdings - Diluted Non-GAAP EPS	0.70	0.80

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, October 23, 2024, at 8:30 A.M. ET to discuss its financial results for the third quarter of 2024. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "planned", "expectation", "outlook", "continuation", and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of significant inflation, elevated interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell, in particular consumer durables; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) the impact of the cybersecurity incident experienced by Progressive Leasing in September 2023 and expenses incurred in connection with responding to the matter, including the litigation filed in response to that incident, or any regulatory proceedings that may result from the incident; (v) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for each of the Vive and Four businesses, including Vive’s reliance on a limited number of bank partners to issue its credit products and each of Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to each of their businesses; (viii) our ability to continue to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (ix) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses, including with respect to our global workforce strategy; (x) the risk that our capital allocation strategy, including our current stock repurchase and dividend programs, as well as any future debt repurchase program, will not be effective at enhancing shareholder value and may have an adverse impact on our cash reserves; (xi) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiii) the transactions offered by our Progressive Leasing, Vive and/or Four businesses may be negatively characterized by government officials, consumer advocacy groups or the media; (xiv) real or perceived software or system errors, failures, bugs, defects or outages, including those that may be caused by third-party vendors, may adversely affect Progressive Leasing, Vive or Four; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. Statements in this press release that are "forward-looking" include without limitation statements about: (i) our initiatives to drive improvements across our key performance metrics; (ii) our ability to create long-term value for our shareholders; and (iii) our revised full year 2024 outlook and our fourth quarter 2024 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
REVENUES:
Lease Revenues and Fees	$582,551	$564,183	$1,773,617	$1,776,104
Interest and Fees on Loans Receivable	23,594	18,694	66,559	54,759
	606,145	582,877	1,840,176	1,830,863
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	401,070	381,844	1,217,440	1,202,157
Provision for Lease Merchandise Write-offs	44,736	36,966	131,660	116,295
Operating Expenses	111,108	109,183	346,350	322,152
	556,914	527,993	1,695,450	1,640,604
OPERATING PROFIT	49,231	54,884	144,726	190,259
Interest Expense, Net	(7,384)	(6,775)	(22,973)	(22,549)
EARNINGS BEFORE INCOME TAX (BENEFIT) EXPENSE	41,847	48,109	121,753	167,710
INCOME TAX (BENEFIT) EXPENSE	(42,115)	13,097	(17,949)	47,447
NET EARNINGS	$83,962	$35,012	$139,702	$120,263
EARNINGS PER SHARE
Basic	$1.99	$0.77	$3.25	$2.58
Assuming Dilution	$1.94	$0.76	$3.19	$2.56
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.12	$—	$0.36	$—
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,264	45,515	42,969	46,606
Assuming Dilution	43,169	46,133	43,804	47,048

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	September 30, 2024	December 31, 2023
ASSETS:
Cash and Cash Equivalents	$221,726	$155,416
Accounts Receivable (net of allowances of $73,192 in 2024 and $64,180 in 2023)	67,214	67,879
Lease Merchandise (net of accumulated depreciation and allowances of $455,691 in 2024 and $423,466 in 2023)	554,425	633,427
Loans Receivable (net of allowances and unamortized fees of $52,155 in 2024 and $50,022 in 2023)	121,568	126,823
Property and Equipment, Net	21,404	24,104
Operating Lease Right-of-Use Assets	3,753	9,271
Goodwill	296,061	296,061
Other Intangibles, Net	77,775	91,664
Income Tax Receivable	10,921	32,918
Deferred Income Tax Assets	2,368	2,981
Prepaid Expenses and Other Assets	69,125	50,711
Total Assets	$1,446,340	$1,491,255
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$95,138	$151,259
Deferred Income Tax Liabilities	81,716	104,838
Customer Deposits and Advance Payments	33,200	35,713
Operating Lease Liabilities	12,241	15,849
Debt	593,238	592,265
Total Liabilities	815,533	899,924
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at September 30, 2024 and December 31, 2023; Shares Issued: 82,078,654 at September 30, 2024 and December 31, 2023	41,039	41,039
Additional Paid-in Capital	354,141	352,421
Retained Earnings	1,416,961	1,293,073
	1,812,141	1,686,533
Less: Treasury Shares at Cost
Common Stock: 40,535,248 Shares at September 30, 2024 and 38,404,527 at December 31, 2023	(1,181,334)	(1,095,202)
Total Shareholders’ Equity	630,807	591,331
Total Liabilities & Shareholders’ Equity	$1,446,340	$1,491,255

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES:
Net Earnings	$139,702	$120,263
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,217,440	1,202,157
Other Depreciation and Amortization	20,780	23,876
Provisions for Accounts Receivable and Loan Losses	279,291	253,217
Stock-Based Compensation	21,588	19,081
Deferred Income Taxes	(24,530)	(32,337)
Impairment of Assets	6,018	—
Income Tax Benefit from Reversal of Uncertain Tax Position Liabilities	(51,443)	—
Non-Cash Lease Expense	(2,605)	(2,065)
Other Changes, Net	(1,255)	(4,397)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(1,273,535)	(1,195,051)
Book Value of Lease Merchandise Sold or Disposed	135,096	119,711
Accounts Receivable	(240,409)	(216,469)
Prepaid Expenses and Other Assets	(18,865)	2,304
Income Tax Receivable and Payable	26,251	(21)
Accounts Payable and Accrued Expenses	(7,998)	8,735
Customer Deposits and Advance Payments	(2,513)	(6,463)
Cash Provided by Operating Activities	223,013	292,541
INVESTING ACTIVITIES:
Investments in Loans Receivable	(282,039)	(138,922)
Proceeds from Loans Receivable	252,268	127,079
Outflows on Purchases of Property and Equipment	(6,037)	(6,952)
Proceeds from Property and Equipment	119	30
Other Proceeds	41	—
Cash Used in Investing Activities	(35,648)	(18,765)
FINANCING ACTIVITIES:
Dividends Paid	(15,423)	—
Acquisition of Treasury Stock	(98,187)	(108,276)
Issuance of Stock Under Stock Option and Employee Purchase Plans	855	695
Cash Paid for Shares Withheld for Employee Taxes	(8,300)	(3,260)
Debt Issuance Costs	—	(29)
Cash Used in Financing Activities	(121,055)	(110,870)
Increase in Cash and Cash Equivalents	66,310	162,906
Cash and Cash Equivalents at Beginning of Period	155,416	131,880
Cash and Cash Equivalents at End of Period	$221,726	$294,786
Net Cash Paid During the Period:
Interest	$18,695	$18,768
Income Taxes	$31,809	$76,817

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$582,551	$—	$—	$582,551
Interest and Fees on Loans Receivable	—	16,000	7,594	23,594
Total Revenues	$582,551	$16,000	$7,594	$606,145

	(Unaudited)
	Three Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$564,183	$—	$—	$564,183
Interest and Fees on Loans Receivable	—	17,547	1,147	18,694
Total Revenues	$564,183	$17,547	$1,147	$582,877

PROG Holdings, Inc.
Nine Months Revenues by Segment
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,773,617	$—	$—	$1,773,617
Interest and Fees on Loans Receivable	—	47,471	19,088	66,559
Total Revenues	$1,773,617	$47,471	$19,088	$1,840,176

	(Unaudited)
	Nine Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,776,104	$—	$—	$1,776,104
Interest and Fees on Loans Receivable	—	51,887	2,872	54,759
Total Revenues	$1,776,104	$51,887	$2,872	$1,830,863

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended September 30,
	2024	2023
Progressive Leasing	$456,651	$409,169
Vive	38,755	35,243
Other	62,058	19,632
Total GMV	$557,464	$464,044

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2024 outlook excludes intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident net of insurance recoveries, and reversal of the uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP diluted earnings per share for the fourth quarter 2024 outlook excludes intangible amortization expense. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and reversal of the uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2023 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and nine months ended September 30, 2024 and full year 2024 outlook excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. Adjusted EBITDA for the three and nine months ended September 30, 2023 excludes stock-based compensation expense, restructuring expenses, costs related to the cybersecurity incident and regulatory insurance recoveries. Adjusted EBITDA for the fourth quarter 2024 outlook excludes stock-based compensation expense. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net Earnings	$83,962	$35,012	$139,702	$120,263
Add: Intangible Amortization Expense	4,000	5,650	13,889	17,097
Add: Restructuring Expense	6	238	20,906	1,958
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	114	1,805	346	1,805
Less: Regulatory Insurance Recoveries	—	—	—	(525)
Less: Tax Impact of Adjustments(1)	(1,071)	(2,000)	(9,138)	(5,287)
Less: Reversal of Uncertain Tax Position	(53,599)	—	(53,599)	—
Add: Accrued Interest on Uncertain Tax Position	—	971	2,156	2,911
Non-GAAP Net Earnings	$33,412	$41,676	$114,262	$138,222
Earnings Per Share Assuming Dilution	$1.94	$0.76	$3.19	$2.56
Add: Intangible Amortization Expense	0.09	0.12	0.32	0.36
Add: Restructuring Expense	—	0.01	0.48	0.04
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	—	0.04	0.01	0.04
Less: Regulatory Insurance Recoveries	—	—	—	(0.01)
Less: Tax Impact of Adjustments(1)	(0.02)	(0.04)	(0.21)	(0.11)
Less: Reversal of Uncertain Tax Position	(1.24)	—	(1.22)	—
Add: Accrued Interest on Uncertain Tax Position	—	0.02	0.05	0.06
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.77	$0.90	$2.61	$2.94
Weighted Average Shares Outstanding Assuming Dilution	43,169	46,133	43,804	47,048
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$83,962
Income Tax (Benefit) Expense(1)				(42,115)
Earnings (Loss) Before Income Tax (Benefit) Expense	$47,177	$(1,441)	$(3,889)	41,847
Interest Expense, Net	7,700	—	(316)	7,384
Depreciation	1,619	155	491	2,265
Amortization	3,771	—	229	4,000
EBITDA	60,267	(1,286)	(3,485)	55,496
Stock-Based Compensation	6,059	354	1,438	7,851
Restructuring Expense	6	—	—	6
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	114	—	—	114
Adjusted EBITDA	$66,446	$(932)	$(2,047)	$63,467
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$35,012
Income Tax Expense(1)				13,097
Earnings (Loss) Before Income Tax Expense	$53,941	$565	$(6,397)	48,109
Interest Expense, Net	6,746	112	(83)	6,775
Depreciation	1,841	184	307	2,332
Amortization	5,420	—	230	5,650
EBITDA	67,948	861	(5,943)	62,866
Stock-Based Compensation	4,851	302	1,668	6,821
Restructuring Expense	238	—	—	238
Costs Related to the Cybersecurity Incident	1,805	—	—	1,805
Adjusted EBITDA	$74,842	$1,163	$(4,275)	$71,730
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Nine Month Segment EBITDA
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$139,702
Income Tax (Benefit) Expense(1)				(17,949)
Earnings (Loss) Before Income Tax (Benefit) Expense	$136,596	$108	$(14,951)	121,753
Interest Expense, Net	23,922	—	(949)	22,973
Depreciation	5,080	487	1,324	6,891
Amortization	13,201	—	688	13,889
EBITDA	178,799	595	(13,888)	165,506
Stock-Based Compensation	16,905	1,052	3,631	21,588
Restructuring Expense	18,278	—	2,628	20,906
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	346	—	—	346
Adjusted EBITDA	$214,328	$1,647	$(7,629)	$208,346
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Nine Months Ended
	September 30, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$120,263
Income Tax Expense(1)				47,447
Earnings (Loss) Before Income Tax Expense	$180,414	$4,486	$(17,190)	167,710
Interest Expense, Net	22,063	569	(83)	22,549
Depreciation	5,541	534	705	6,780
Amortization	16,262	—	835	17,097
EBITDA	224,280	5,589	(15,733)	214,136
Stock-Based Compensation	13,303	884	4,894	19,081
Restructuring Expense	1,958	—	—	1,958
Regulatory Insurance Recoveries	(525)	—	—	(525)
Costs Related to the Cybersecurity Incident	1,805	—	—	1,805
Adjusted EBITDA	$240,821	$6,473	$(10,839)	$236,455
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$165,500 - $170,500
Income Tax (Benefit) Expense(1)				(3,000) - (5,000)
Projected Earnings (Loss) Before Income Tax (Benefit) Expense	$180,500 - $181,500	$(500) - $500	$(17,500) - $(16,500)	162,500 - 165,500
Interest Expense, Net	32,000 - 33,000	—	(1,000)	31,000 - 32,000
Depreciation	7,000	500	2,000	9,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	236,500 - 238,500	0 - 1,000	(15,500) - (14,500)	221,000 - 225,000
Stock-Based Compensation	22,000 - 23,000	1,000	5,000	28,000 - 29,000
Restructuring Expense & Cyber Incident Costs, Net of Insurance Recoveries	18,500	—	2,500	21,000
Projected Adjusted EBITDA	$277,000 - $280,000	$1,000 - $2,000	$(8,000) - $(7,000)	$270,000 - $275,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previously Revised Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$110,500 - $116,000
Income Tax Expense(1)				49,000 - 51,000
Projected Earnings (Loss) Before Income Tax Expense	$178,000 - $182,000	$1,500 - $3,000	$(20,000) - $(18,000)	159,500 - 167,000
Interest Expense, Net	31,000	—	(1,000)	30,000
Depreciation	7,000	500	2,000	9,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	233,000 - 237,000	2,000 - 3,500	(18,000) - (16,000)	217,000 - 224,500
Stock-Based Compensation	22,000 - 23,000	1,000 - 1,500	4,000 - 5,000	27,000 - 29,500
Restructuring Expense & Cyber Incident Costs, Net of Insurance Recoveries	18,500	—	2,500	21,000
Projected Adjusted EBITDA	$273,500 - $278,500	$3,000 - $5,000	$(11,500) - $(8,500)	$265,000 - $275,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended December 31, 2024 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended December 31, 2024
Consolidated Total
Estimated Net Earnings	$25,798 - $30,798
Income Tax Expense(1)	14,949 - 12,949
Projected Earnings Before Income Tax Expense	40,747 - 43,747
Interest Expense, Net	8,027 - 9,027
Depreciation	2,609
Amortization	4,111
Projected EBITDA	55,494 - 59,494
Stock-Based Compensation	6,160 - 7,160
Projected Adjusted EBITDA	$61,654 - $66,654
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.82	$3.92
Add: Projected Intangible Amortization Expense	0.41	0.41
Add: Projected Restructuring Expense & Cyber Incident Costs, Net of Insurance Recoveries	0.48	0.48
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.23)	(0.23)
Subtract: Reversal of Uncertain Tax Position	(1.18)	(1.18)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.30	$3.40
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previously Revised Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.52	$2.68
Add: Projected Intangible Amortization Expense	0.41	0.41
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.07	0.07
Add: Projected Restructuring Expense & Cyber Incident Costs, Net of Insurance Recoveries	0.48	0.48
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.23)	(0.23)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$3.25	$3.40
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended December 31, 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended December 31, 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.62	$0.73
Add: Projected Intangible Amortization Expense	0.09	0.09
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.02)	(0.02)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.70	$0.80
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.